SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         - - - - - - -


                           FORM 8-K

                        CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

        Date of report
 (Date of earliest event reported):         September 17, 2003


                      Symbol Technologies, Inc.
--------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Delaware                 1-9802             11-2308681
   --------                 ------             ----------
(State or other        (Commission File       (IRS Employer
Jurisdiction of            Number)         Identification No.)
Incorporation)


  One Symbol Plaza
  Holtsville, New York                                 11742
-------------------------------                     ----------
  (Address of principal                             (Zip Code)
    executive offices)


Registrant's telephone number, including
   area code:                                   (631) 738-2400


Former name or former address, if changed
    since last report:                          Not Applicable






ITEM 5.  OTHER EVENTS.

The following exhibit is included herein with respect to Telxon Corporation, a wholly owned subsidiary of Symbol
Technologies, Inc. (the "Registrant"):

Exhibit 99.1   Press Release dated September 18, 2003
"Telxon Has Adverse Ruling in Smart Media Case"



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SYMBOL TECHNOLOGIES, INC.




Date: September 18, 2003      By:  /s/ Mark T. Greenquist
                                  Name:  Mark T. Greenquist
                                  Title: Senior Vice President
                                         and Chief Financial
                                         Officer






















                          EXHIBIT INDEX

Exhibit            Description

Exhibit 99.1      Press Release dated September 18, 2003
"Telxon Has Adverse Ruling in Smart Media Case"









                         EXHIBIT 99.1


      Telxon Has Adverse Ruling in Smart Media Case

HOLTSVILLE, N.Y--Sept. 18, 2003--Symbol Technologies, Inc. (NYSE:SBL) today announced that a jury has awarded approximately $218 million in damages for claims made by Smart Media of Delaware, Inc. and one of its shareholders against Telxon Corporation, a wholly owned subsidiary of Symbol. The case was tried in the Summit County Court of Common Pleas in Ohio. No judgment has been entered in the case, and Telxon intends to file motions to overturn the verdict.

In 1999, Smart Media and certain of its principals filed claims against Telxon alleging that after discussions between the two companies, Telxon did not form a business alliance with Smart Media or provide financial support to develop the "Smart Handle" product, resulting in financial losses for Smart Media.

"We are, of course, disappointed that the jury did not confirm that a business agreement did not exist between Telxon and Smart Media," said Walter Siegel, Telxon vice president. "We believe there is a basis for overturning and, if necessary, appealing the verdict, and will be exploring our options in this matter."

Telxon was acquired by Symbol Technologies in 2000 through a merger of Telxon with one of Symbol's wholly owned subsidiaries. The Smart Media claims against Telxon were brought prior to Symbol's acquisition of Telxon.

Telxon currently distributes certain Symbol products. Telxon revenue for the first quarter ended March 31, 2003, was approximately $17 million, and at the end of this period Telxon had total assets of approximately $60 million. These amounts are subject to change pending the restatement of previous financial statements.


About Symbol Technologies, Inc.

Symbol Technologies, Inc. delivers enterprise mobility solutions that enable anywhere, anytime data and voice communication designed to increase productivity, reduce costs and realize competitive advantage. Symbol systems and services integrate rugged mobile computing, advanced data capture and wireless networking for the world's leading retailers, transportation and logistics companies and manufacturers as well as government agencies and providers of healthcare, hospitality and security. More information is available at www.symbol.com



For media information:
Patricia Hall
Symbol Technologies, Inc.
631-738-5636
hallp@symbol.com

For financial information:
Nancy Tully
Symbol Technologies, Inc.
631-738-5050
tullyn@symbol.com